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                                                                   EXHIBIT 10.27

The following "Change of Control/Severance Agreement" was executed by all named officers except Kenneth B. Plumlee, Thomas E. Gardner and Richard C. Miller.

                FORM OF CHANGE OF CONTROL/SEVERANCE AGREEMENT
                ---------------------------------------------


     This Severance Agreement (the "Agreement") is made and entered into
effective as of       __, 1997 (the "Effective Date"), by and between
(the "Executive") and Access Health, Inc., a Delaware corporation whose offices are located at 11020 White Rock Road, Rancho Cordova, California 95670 (the "Company").

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Executive by the Company, the parties agree as follows:

I.   Duties and Scope of Employment.
     ------------------------------

     A.   Position.  The Company agrees to employ the Executive under the terms
          --------
of this Agreement in the position of               .  Executive will report to
 .

     B.   Obligations.  During the term of this Agreement, the Executive shall
          -----------
devote Executive's full business efforts and time to the Company. The foregoing, however, shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with Executive's responsibilities to the Company and do not represent business conflicts with the Company's business.

     C.   Company Policies.  Executive shall comply with all of the Company's
          ----------------
rules and regulations applicable to the executives of the Company and with all of the Company's policies applicable to other similarly situated executives established by the Company's management and Board of Directors.

     D.   Base Compensation.  Beginning on the Effective Date, the Executive
          -----------------
shall be paid a base salary (the initial "Base Compensation") of $ annually, payable bi-weekly. The Base Compensation shall be subject to review annually for increases by the Board of Directors in its sole discretion in connection with the annual review of salary and benefits for the Company's management. (The term "Base Compensation" as used for purposes of Section VI shall include the Initial Base Compensation together with any approved increased then in effect.)

II.  Definitions.  As used herein, the following definitions shall apply:
     -----------

     A. "Affiliate" of a person or entity shall mean another person or entity
         ---------
that directly or indirectly controls, is controlled by, or is under common control with the person or entity specified.

     B.   "Cause" shall mean the termination of employment of Executive shall
           -----
have taken place as a result of (i) Executive's continued failure to substantially perform Executive's principal duties and responsibilities (other than as a result of Disability or death) after thirty (30) days

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written notice from the Company specifying the nature of Executive's failure and demanding that such failure be remedied; (ii) Executive's material and continuing breach of his obligations to the Company set forth in this Agreement, the Confidentiality Agreement (as defined herein), the Non-Competition Agreement (as defined herein) or any written policy of the Company applicable to all officers after thirty (30) days written notice from the Company specifying the nature of Executive's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); (iii) Executive's being convicted of a felony; or (iv) act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company.

     C.   "Change in Control" shall mean: (i) a reorganization or merger of the
           -----------------
Company with or into any other corporation which will result in the Company's stockholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity; (ii) a sale of all or substantially all of the assets of the corporation which will result in the Company's stockholders immediately prior to such sale not holding, as a result of such sale, at least 50% of the voting power of the purchasing entity; (iii) a transaction or series of related transactions which result in more than 50% of the voting power of the Company being controlled by a single holder; (iv) a change in the majority of the Company's Board of Directors not approved by at least two-thirds of the Company's directors in office prior to such change; (v) the adoption of any plan of liquidation providing for the distribution of all or substantially all of its assets; or (vi) any "person," as that term is currently used in Section 3(a)(9) and 13(d) of the Securities Exchange Act, becomes a "beneficial owner," as that term is currently used in Rule 13d-3 promulgated under that Act, of 45% or more of the voting stock of the Company.

       D. "Constructive Termination" shall mean a termination of employment due
           ------------------------
to any of the following unless agreed to by Executive: (i) a reduction in Executive's salary or benefits excluding the substitution of substantially equivalent compensation and benefits; (ii) a material diminution of Executive's responsibilities (e.g., title, primary duties, resources); (iii) relocation of Executive to a location more than 25 miles from his current location; and (iv) failure of a successor to assume and perform under this Agreement. If any of the events set forth above shall occur, Executive shall give prompt written notice to the Company and shall have sixty (60) days from the notice or ninety
(90) days from the event, whichever is earlier, to exercise his rights to terminate for Constructive Termination or such right shall be deemed waived as to such event, but not as to any future event.

     E.   "Disability" shall mean that the Executive, at the time notice is
           ----------
given, has been unable to perform Executive's duties under this Agreement for a period of not less than ninety (90) days consecutively as the result of Executive's incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of Executive's duties hereunder within 90 days of the commencement of leave before the termination of employment under Section V(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked. This paragraph will be enforced in compliance with the Americans with Disabilities Act.

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III. Executive Benefits.
     ------------------

     A.   General.  During the term of Executive's employment under this
          -------
Agreement, the Executive shall be entitled to participate in the Company Management Incentive Plan up to 40% of Base Compensation. Awards under such Plan will range from 0% to 40% based upon Executive's performance. Executive also shall be entitled to participate in pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid time off (which will accrue for the Executive at a rate of 7.70 hours a pay period beginning on the effective date of this Agreement, or not less than 25 days a year) and similar plans or programs made available to executives of the Company, subject in each case to the generally applicable terms and conditions of the plan or program and the decision of the Board of Directors or administrators of such plan.

     B.   Stock Awards.  The Executive has been granted stock options to
          ------------
purchase shares of the Company's Common Stock. Executive will be eligible to receive additional stock option grants in the sole discretion of the Company's Board of Directors on the same basis as Company's other executives. In the event of a Change of Control, as defined herein or the Employee Stock Option Plan, with the lowest Change of Control shareholder controlling for the purpose, all such stock options held by Executive to purchase shares of the Company's Common Stock shall become fully exercisable.

IV.  Business Expenses and Travel.  During the term of Executive's employment
     ----------------------------
under this Agreement, Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

V.   Term of Employment.
     ------------------

     A.   Basic Rule.  The Company agrees to continue Executive's employment,
          ----------
and Executive agrees to remain in the employ of the Company, during the term of this Agreement pursuant to the provisions of this Agreement.

     B.   Termination by the Company.  The Company may terminate Executive's
          --------------------------
employment, with thirty (30) days advance notice in writing, only for Cause or as a result of death or Disability.

          1.   Termination Without Cause.  If the Company terminates Executive's
               -------------------------
employment during the term of this Agreement for any reason whatsoever, including a Constructive Termination, and other than voluntary termination of employment or Termination for Cause, the provisions of Section VI(a) shall apply.

          2.   Termination for Cause.  If the Company terminates Executive's
               ---------------------
employment for Cause during the term of this Agreement, the provisions of
Section VI(b) shall apply.

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          3.   Termination on Death or Disability.  If the Company terminates
               ----------------------------------
Executive's employment as a result of Executive's death or Disability, the provisions of Section VI(c) shall apply.

     C.   Voluntary Termination by the Executive.  The Executive may terminate
          --------------------------------------
Executive's employment voluntarily by giving the Company thirty (30) days advance notice in writing, at which time the provisions of Section VI(b) shall apply. However, if the Executive terminates Executive's employment pursuant to this Section V(c) as a result of the occurrence of any of the events set forth in the definition of a Constructive Termination, the provisions of Section VI(a) shall apply, provided the Executive has provided written notice to the Company reasonably specifying the reasons why one of such events in the definition of a Constructive Termination has occurred and the Company has not cured such event within twenty (20) days after receipt of such notice.

     D.   Waiver of Notice.  Any waiver of notice shall be valid only if it is
          ----------------
made in writing and expressly refers to the applicable notice requirement in this Section V.

VI.  Payments Upon Termination of Employment.
     ---------------------------------------

     A.   Payments Upon Termination Pursuant to Section V(b)(i) and Constructive
          ----------------------------------------------------------------------
Termination.  If, during the term of this Agreement, the Executive's employment
-----------
is terminated by the Company pursuant to Section V(b)(i) or voluntarily by the Executive under Section V(c) as a result of a Constructive Termination, the Executive shall be entitled to receive the following:

          1.   Severance Payment.  The Company shall continue to pay to the
               -----------------
Executive his Base Compensation for the greater of (X) the remainder of the "Initial Term" or "Renewal Term," as the case may be as those terms are defined in Paragraph 10, or (Y) twelve (12) months following the Termination Date, (the "Severance Period") plus any amounts to which Executive is entitled under then current Company policies; provided, however, that if the termination occurs following a Change of Control, the Severance Period shall be twenty-four (24) months and such severance payment shall be paid in a lump sum. Such Base Compensation amount shall be determined with reference to the Base Compensation in effect for the month in which the date of employment termination occurs. Payment of the Severance Payment shall be terminated if Executive materially breaches the terms of the Non-Competition Agreement attached as EXHIBIT B hereto (the "Non-Competition Agreement"), and fails to cure such breach within 30 days of the Company's notice.

          2.   Stock Options.  All stock options will become immediately vested
               -------------
and remain exercisable for the remainder of the applicable option term. Executive acknowledges that incentive stock option treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be available unless such options are exercised within the time prescribed in the Code.

          3.   Method of Payment.  The Severance Payment shall be made in bi-
               -----------------
weekly payments during the Severance Period; provided, that if the termination occurs following a

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Change of Control the severance payment shall be paid in a lump sum within three (3) days after such termination.

          4.   Health and Welfare Benefits.  The Company shall continue to
               ---------------------------
provide health and welfare benefits for the duration of the Severance Period. Such benefits will be discontinued to the extent that Executive receives similar benefits in connection with new employment. Executive will also be entitled to such payments and benefits as may be provided under applicable benefit plans and programs of the Company.

          5.   Payment in Lieu of Contract Damages.  The Severance Payment shall
               -----------------------------------
be in lieu of any further payments to the Executive and any further accrual of benefits with respect to periods subsequent to the date of the employment termination.

          6.   No Duty to Mitigate.  The Executive shall not be required to
               -------------------
mitigate the amount of any payment contemplated by this Section VI(a) (whether by seeking new employment or in any other manner).

     B.   Termination By Company for Cause or Voluntary Termination.  If the
          ---------------------------------------------------------
Executive's employment is terminated pursuant to Section V(b)(ii) or voluntarily (other than a Constructive Termination) pursuant to Section V(c), no compensation or payments will be paid or provided to Executive for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, Executive's rights under the benefit plans and option agreements of the Company shall be determined under the provisions of those plans and agreements, provided Executive shall have three
(3) months from the date of termination of employment in which to exercise any non-qualified stock option and three (3) months from the date of termination of employment to exercise any incentive stock option in each case to the extent such options are exercisable as of the date of termination.

     C.  Termination on Death or Disability
         ----------------------------------

         1.   Termination Due to Death.  If the Executive's employment is
              ------------------------
terminated due to his death, his estate or his beneficiaries (as the case may be) shall be promptly entitled to:

               (a) Base Compensation, at his then current rate, through the date of his death;

               (b) a pro rata annual incentive award for the year in which his death occurs, payable in a lump sum promptly upon his death;

               (c) the continued right to exercise any vested stock option outstanding on the date of his death for 12 months after that date;

               (d) the balance of any incentive awards earned (but not yet paid);

               (e) any other amounts earned, accrued or owing to the Executive but not yet paid;

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               (f) other or additional benefits in accordance with applicable plans and programs of the Company.

          2.   Termination Due to Disability.  If the Executive's employment is
               -----------------------------
terminated due to his Disability, he shall be promptly entitled to the following:

               (a) Base Compensation, at his then current rate, through the date of termination;

               (b) all disability benefits under any plan or program of the Company;

               (c) a pro-rata annual incentive award for the year in which termination due to Disability occurs, payable in a lump sum promptly upon termination;

               (d) the continued right to exercise any vested stock option outstanding on the date of termination for 12 months after that date;

               (e) the balance of any incentive awards earned (but not yet paid);

               (f) any amounts earned, accrued or owing to the Executive but not yet paid;

               (g) continued coverage, for 24 months after the date of termination, under each employee benefit plan of the Company in which he was participating on the date of termination, with no reduction in benefits and no increase in cost to the Executive; and

               (h) other or additional benefits in accordance with applicable plans and programs of the Company.

     D.   Code Section 280G Payments.  Anything in this Agreement to the
          --------------------------
contrary, if the aggregate of the amounts due the Executive under this Agreement and any other plan or program of the Company constitutes a "Parachute Payment," as such term is defined in Section 280G of the internal Revenue Code of 1986 (the "Code"), and the amount of the Parachute Payment, reduced by all Federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount the Executive would receive, after taxes, if he were paid only three times his Base Amount as defined in Section 280G(b)(3) of the Code less $1.00, then the payments to be made to the Executive under this Agreement which are contingent on a Change in Control shall be reduced to an amount which, when added to the aggregate of all other payments to the Executive which are contingent on a Change in Control, will make the total amount of such payments equal to three times his Base amount less $1,00. The determinations to be made with respect to this paragraph shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of being requested to do so by the Company or the Executive. In the event that the Accounting Firm is serving as accountant or

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auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder

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(which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Executive shall be responsible for payment of any excise tax imposed under Section 4999 of the Code on any Parachute Payment as described in this Section.

VII.   Proprietary Information.  The Executive agrees to comply fully with the
       -----------------------
Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes, as set out in the Confidentiality Agreement set out as EXHIBIT C hereto (the "Confidentiality Agreement").

VIII.  Successors.
       ----------

       A.   Company's Successors.  Any successor to the Company (whether
            --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement or by operation of law.

       B.   Executive's Successors.  This Agreement and all rights of the
            ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

IX.    Notice.  Notices and all other communications contemplated by this
       ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after being mailed by first class mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to Executive at the home address which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

X.     Term of Agreement.  The term of this Agreement shall be for an initial
       -----------------
term which shall be from the Effective Date until November 19, 1998, (the "Initial Term") and will automatically renew for successive twelve (12) month terms (each a "Renewal Term").

XI.    Miscellaneous Provisions.
       ------------------------

       A.   Waiver.  No provision of this Agreement shall be modified, waived or
            ------
discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and an officer or a director of the Company authorized by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

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

     B.   Whole Agreement.  No agreements, representations or understandings
          ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes and replaces any and all previous agreements between the Executive regarding compensation or terms of employment. This Agreement shall supersede the provisions regarding acceleration of vesting provided in any stock option agreements.

     C.   Choice of Law.  The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of the State of California.

     D.   Severability.  The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     E.   Arbitration.  Any dispute or controversy arising under or in
          -----------
connection with this Agreement shall be settled exclusively by arbitration in Sacramento County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     F.   No Assignment of Benefits.  The rights of any person to payments or
          -------------------------
benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

     G.   Limitation of Remedies.  If the Executive's employment terminates for
          ----------------------
any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

     H.   Employment Taxes.  All payments made pursuant to this Agreement will
          ----------------
be subject to withholding of applicable taxes.

     I.   Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together will constitute one and the same instrument.

     J.   Representation by Counsel.  Executive represents that Executive has
          -------------------------
had the opportunity to seek independent legal counsel in connection with entering into the Agreement.

     K.   Attorney's fees.  In any action or arbitration brought under this
          ---------------
Agreement, the prevailing party shall be entitled to his attorneys' fees and costs.

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          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

ACCESS HEALTH, INC.


------------------------------------

By:
   ---------------------------------
[Executive]
Print Name:
           -------------------------

Title:
      ------------------------------

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